Exhibit 4.1(c)

FOURTEENTH SUPPLEMENTAL INDENTURE
(to that certain Indenture dated as of January 1, 1998)
dated as of March 1, 2007
Relating to the Basin Electric Power Cooperative:
First Mortgage Note, Wells Fargo Note No. 1
Authorized by this Fourteenth Supplemental Indenture
BASIN ELECTRIC POWER COOPERATIVE
to
U.S. BANK NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE - THIS FOURTEENTH SUPPLEMENTAL INDENTURE, TOGETHER WITH THAT CERTAIN INDENTURE DATED AS OF JANUARY 1, 1998, AS HERETOFORE SUPPLEMENTED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE BORROWER. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2007 (this “Fourteenth Supplemental Indenture”), is between BASIN ELECTRIC POWER COOPERATIVE, an electric cooperative corporation existing under the laws of the State of North Dakota, as Grantor (hereinafter called the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is Corporate Trust Services, EP-MN-WS3C, 60 Livingston Avenue, St. Paul, Minnesota 55107-1419 and shall supplement that certain Original Indenture (as hereinafter defined) dated as of January 1, 1998;
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1998, as previously supplemented and as supplemented hereby (hereinafter called the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations (capitalized terms used herein shall have the meanings ascribed to them in the Original Indenture and as provided in Section 1.1 hereof) by the Trustee from time to time under the Original Indenture, which Original Indenture is filed of record as shown on Exhibit A hereto;
WHEREAS, the Company proposes to borrow from Wells Fargo Bank, National Association {hereinafter called ‘Wells Fargo”) twenty-five million dollars ($25,000,000.00) (the “Wells Fargo” Loan”) to finance the construction of certain electric transmission facilities located within the State of North Dakota (the “Project”);
WHEREAS, one of the conditions established by Wells Fargo to make the Wells Fargo Loan is the issuance by the Company to Wells Fargo of an Additional Obligation under the Original Indenture in the aggregate principal amount of twenty-five million dollars ($25,000,000.00);
WHEREAS, the Board of Directors of the Company has established a new Obligation to be designated as the Company’s First Mortgage Note, Wells Fargo Note No. 1 in the form of Exhibit C hereto (the “Note”), to be dated as of the date of authentication and to be due at such time as shall be agreed to between the Company and Wells Fargo, and the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Original Indenture;
WHEREAS, the Company desires to execute and deliver this Fourteenth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the Note as an Additional Obligation and specifying the form and provisions of the Note;
WHEREAS, Section 12.1 of the Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of and interest on the Note, to make the Note to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Note, in accordance with its terms, have been done and taken; and the execution and delivery of this Fourteenth Supplemental Indenture has been in all respects duly authorized;
NOW, THEREFORE, THIS FOURTEENTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when issued, the Note, to confirm the lien of the Original Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Note is secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture (the descriptions of the real property included in such Trust Estate are set forth on Exhibit B hereto) subject to all exceptions, reservations and matters of the character therein referred to, and subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Original Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.
PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L and N of “Excepted Property” (other than the property described in Exhibit B to the Original Indenture) in the Original Indenture (excluding the property described on Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Original Indenture.
The Company may, however, pursuant to the Third Granting Clause of the Original Indenture, subject to the lien of the Indenture any Excepted Property (other than the property described on Exhibit B thereto) or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.
SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.
BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Note is to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Obligations, as follows:
ARTICLE I
THE NOTE AND CERTAIN PROVISIONS RELATING THERETO
Section 1.1    Definitions.
All words and phrases defined in Article I of the Original Indenture shall have the same meaning in this Fourteenth Supplemental Indenture, including any exhibit hereto, except as otherwise appears herein and in this Article or unless the context clearly requires otherwise.
Section 1.2    Authorization and Terms of the Note.
There shall be established an Additional Obligation known as the First Mortgage Note, Wells Fargo Note No. 1 (the “Note”), the forms, terms and conditions of which shall be substantially as set forth in this Section and Section 1.3.
The aggregate principal amount of the Note which may be authenticated and delivered and outstanding at any one time is limited to twenty-five million dollars ($25,000,000.00).
The Note shall be dated the date of authentication and shall bear interest at the rate determined as set forth therein. The Note is subject to optional prepayment as more fully set forth in the Note.
All payments on the Note shall be made to the Holder thereof in lawful money of the United States which shall be immediately available on the date payment is due.
Section 1.3    Form of the Note.
The Note shall be a promissory note substantially in the form of Exhibit C hereto and the Trustee’s authentication certificate to be executed on the Note (or an allonge thereto) shall be substantially in the form of Exhibit D attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.
Section 1.4    Use of Proceeds.
The Company shall use the proceeds of the loan evidenced by the Note to finance the costs of construction of the Project.

ARTICLE II
MISCELLANEOUS
Section 2.1    This Fourteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented, modified, and amended, is hereby confirmed. Except to the extent inconsistent with the express terms of this Fourteenth Supplemental Indenture and the Note, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the Note to the same extent as if specifically set forth herein.
Section 2.2    All recitals in this Fourteenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.
Section 2.3    Whenever in this Fourteenth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fourteenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 2.4    Nothing in this Fourteenth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Fourteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fourteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.
Section 2.5    This Fourteenth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 2.6    To the extent permitted by applicable law, this Fourteenth Supplemental Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the

Trust Estate that is personal property or fixtures under the Uniform Commercial Code. The mailing address of the Company,
as debtor is:    Basin Electric Power Cooperative
1717 East Interstate Avenue
Bismarck, ND 58503-0564
and the mailing address of the Trustee, as secured party is:
U.S. Bank National Association
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-1419
Additionally, this Fourteenth Supplemental Indenture shall, if appropriate, be an amendment to the financing documents originally filed in connection with the Original Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.
[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

By:	/s/ Ronald R, Harper
Name: Ronald R. Harper
Title: CEO and General Manager

Attest:	/s/ Claire M. Olson
Name: Claire M. Olson
Title: Assistant Secretary
Exhibit A:    Filing Information for Original Indenture
Exhibit B:    Real Property Descriptions
Exhibit C    Form of the Note
Exhibit D:    Form of Authentication
STATE OF NORTH DAKOTA    )
)
SS
COUNTY OF BURLEIGH    )
THE FOREGOING instrument was acknowledged before me this 15th day of May, 2007, by Ronald R. Harper, CEO and General Manager of Basin Electric Power Cooperative, a North Dakota electric cooperative corporation, for and on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Mark D. Foss
Name: Mark D. Foss
Notary Public, State of North Dakota
My commission expires: March 1, 2009

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President
STATE OF MINNESOTA    )
)
SS
COUNTY OF RAMSEY    )
THE FOREGOING instrument was acknowledged before me this 15th day of May, 2007, by Richard Prokosch, Vice President of U.S. Bank National Association, a national banking association, for and on behalf of said association.
WITNESS my hand and official seal.

/s/ Denise R. Landeen
Name: Denise R. Landeen
Notary Public
My commission expires: January 31, 2012

EXHIBIT A
[FILING INFORMATION FOR ORIGINAL INDENTURE]
EXHIBITS WERE ATTACHED BY COMPANY PRIOR TO FILING BECAUSE THEY VARY BY JURISDICTION

EXHIBIT B
[REAL PROPERTY DESCRIPTIONS]
EXHIBITS WERE ATTACHED BY COMPANY PRIOR TO FILING BECAUSE THEY VARY BY JURISDICTION

Exhibit CEXHIBIT C
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE NOTE, WELLS FARGO NOTE NO. 1
$25,000,000    May ___, 2007
FOR VALUE RECEIVED, BASIN ELECTRIC POWER COOPERATIVE, a North Dakota cooperative corporation (the “Company”), hereby promises to pay to the order of Wells Fargo Bank, National Association, (“Wells Fargo”), at the times, in the manner and with interest at the rate or rates hereinafter provided, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000). This First Mortgage Note: (1) has been given to evidence the Company’s obligation to repay a loan (the ‘Wells Fargo Loan”) made by Wells Fargo to the Company pursuant to the terms of that certain Loan Agreement dated as of _______ 1, 2007, between the Company and Wells Fargo (as amended, supplemented, or restated from time to time, the “Loan Agreement”); and (2) is secured under that certain Indenture dated as of January 1, 1998 (as amended, supplemented or restated from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Indenture Trustee”).
1.    Repayment of Principal. The principal balance of this First Mortgage Note shall be paid in equal annual installments of $1,250,000, payable on each __________, commencing on ___________, with the last installment due on __________, provided, however, that if any installment due date is not a Business Day, such installment shall be due and payable on the next Business Day.
2.    Interest.
A.    Rate. Subject to adjustment as provided in subparagraph B below, the Company agrees to pay interest on the unpaid principal balance of this First Mortgage Note at a rate equal to ___ [US Treasury rate plus .325%, fixed; to be set prior to closing.]
B.    Rate Adjustment. If the Credit Rating assigned to the Company by any Rating Agency is reduced to a level below the lowest “A” level rating issued by such Rating Agency, the interest rate on the unpaid principal balance of this First Mortgage Note shall increase by the difference, as reported by Bloomberg, between the interest rate associated with the lowest “A” level rated senior secured obligation with a term approximately equal to the remaining term hereof, and the interest rate associated with a comparable obligation with the same rating as the Company’s new Credit Rating. In the event such information is no longer so reported, the Holder may select a similar source of such information. Such interest rate change shall be effective on the 1st day of the month following such reduction of the Company’s Credit Rating and shall be evidenced by written notice thereof to be given by the Holder to the Company.

C.    Calculation and Payment. Interest shall be calculated on the outstanding principal balance based on the actual days elapsed in a year of 365 days, and shall be payable semi-annually in arrears each __________ and __________ commencing on __________. In calculating the exact number of days, the date the Loan is made shall be included and the date each installment is repaid shall be excluded.
D.    Default Rate. Notwithstanding the foregoing, in the event the Company fails to make any payment of principal or interest hereunder when due and payable, then without limiting any other rights and remedies, such payment shall, at the Holder’s option in each instance, bear interest from the date when due to the date paid at the Default Rate. In addition, upon the occurrence and during the continuance of any Event of Default the Holder may, at its option in each instance and automatically following an acceleration, charge interest on the unpaid principal balance of this First Mortgage Note at the Default Rate. All such Default Rate interest shall be payable upon demand.
3.    Optional Prepayment. From and after _____________, the Company shall have the right to prepay this First Mortgage Note in whole, but not in part. In the event the Company desires to prepay this First Mortgage Note, it shall furnish written notice thereof (which notice shall be irrevocable) to the Holder not less than thirty (30) days prior to the date thereof, specifying the date on which this First Mortgage Note is to be prepaid. On such date, unless the Holder otherwise agrees, the entire unpaid principal balance hereof shall become due and payable together with accrued interest on the amount prepaid to the date of payment and the prepayment premium in effect on such date calculated in accordance with the prepayment schedule set forth in Attachment 1 to this First Mortgage Note. Unless otherwise agreed by the Holder, the Company may not otherwise prepay this First Mortgage Note.
4.    Payments. All payments made hereunder shall be made in lawful money of the United States of America by electronic transfer of immediately available funds. Electronic transfers shall be made to such account or accounts as shall be designated by the Holder in accordance with the terms of the Loan Agreement. The Holder shall not be obligated to present this First Mortgage Note as a condition for obtaining any payment of principal, interest or prepayment premium required to be made hereunder, unless the Company prepays this First Mortgage Note in full and, under the Indenture, the Holder is required to present this First Mortgage Note to the Indenture Trustee or any Paying Agent (other than the Company) for payment. Upon payment of this First Mortgage Note in full, the Holder will mark this First Mortgage Note as cancelled and return it as directed by the Company. The obligation of the Company to make the payments required hereunder shall be absolute and unconditional and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Holder or any other person. The Company hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and all defenses on the grounds of extension of time of payment for the payment hereof which may be given (other than in writing) by the Holder hereof.
5.    Events of Default. For purposes of the Indenture and without limiting any other provision of the Indenture or the Loan Agreement, an Event of Default shall arise in the event the Company fails to make any payment of principal or interest on this First Mortgage Note when due and payable.
6.    Reference. This First Mortgage Note is the “Note” contemplated by the Loan Agreement and the “First Mortgage Note, Wells Fargo Note No. 1” contemplated by that certain Fourteenth Supplemental Indenture dated as of March 1, 2007, between the Company and the Indenture Trustee. Reference to the Loan Agreement and the Indenture (as supplemented) should be made for a complete statement of the rights of the Holder hereof and the nature and extent of the security for this First Mortgage Note, including the right to accelerate repayment of this First Mortgage Note.
7.    Miscellaneous. Reference is hereby also made to the Indenture, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Indenture Trustee and the Holder of this First Mortgage Note, the terms upon which this First Mortgage Note is issued and secured, and the modification or amendment of the Indenture, to all of which the Holder of this First Mortgage Note assents by the acceptance of this First Mortgage Note. The Holder of this First Mortgage Note shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. No covenant or agreement contained in this First Mortgage Note, the Indenture or the Fourteenth Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his individual capacity, and no officer of the Company executing this First Mortgage Note shall be personally liable on this First Mortgage Note or be subject to any personal liability or accountability by reason of the issuance of this First Mortgage Note. This First Mortgage Note shall not be entitled to any benefit under the Indenture or be valid until this First Mortgage Note shall have been authenticated by the execution by the Indenture Trustee, or its successor as Indenture Trustee, of the Certificate of Authentication inscribed hereon or in an allonge hereto.
8.    Defined Terms. All capitalized terms not otherwise defined in this First Mortgage Note shall have the meanings assigned to them in the Loan Agreement.

9.    Governing Law. This First Mortgage Note shall be governed by and construed in accordance with the laws of the State of North Dakota.

IN WITNESS WHEREOF, Basin Electric Power Cooperative has caused this First Mortgage Note to be duly executed by one of its officers thereunto duly authorized as of the date first written above.

BASIN ELECTRIC POWER COOPERATIVE

By:
____________________________________
Name Ronald R, Harper
Title: CEO & General Manager

ATTEST:

By:
____________________________________
Name: Claire M. Olson
Title: Assistant Secretary
Attachment 1: Prepayment Premium Schedule

ATTACHMENT 1
PREPAYMENT PREMIUM SCHEDULE
The prepayment premium shall be an amount equal to the difference between (i) the principal amount of the Note to be prepaid, and (ii) the present value of all scheduled payments of principal and interest which are avoided by any such prepayment, determined by discounting such payments of principal and interest from the scheduled payment date to the date of prepayment at a rate equal to the Market Rate (as hereinafter defined), calculated as of the date of prepayment. In no event shall the amount of such prepayment premium be less than zero. For the purposes hereof, “Market Rate” shall mean, as of the date of prepayment, the daily average yield to maturity, as published in The Wall Street Journal, for the most recent week (Monday  Friday) prior to such date for Treasury Note issues which have been recently issued having (i) a remaining maturity equal to the tenor of the Note rounded to the nearest full year, or (ii) if there is no Treasury Note issue with a remaining maturity so equal to the tenor of the Note, a remaining maturity closest to the tenor of the Note rounded to the nearest full year.

EXHIBIT D
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

BY:
____________________________________
AUTHORIZED SIGNATORY